UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2025

U.S. ENERGY CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-06814	83-0205516
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1616 S. Voss, Suite 725, Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 993-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	USEG	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

This Current Report on Form 8-K is being filed solely to file a newly dated consent of Weaver and Tidwell, L.L.P., the independent registered public accounting firm of U.S. Energy Corp. (the “Company”), dated November 26, 2025, to the incorporation by reference of their report dated March 13, 2025, relating to the December 31, 2024 and 2023 consolidated financial statements of the Company, which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission on March 13, 2025 (the “Form 10-K”), into the Company’s Registration Statement on Form S-1 (No. 333- 290807)(the “Registration Statement”), and a newly dated consent of On Point Resources, Inc., dated November 26, 2025, to the incorporation by reference of their report dated January 8, 2025, relating to certain estimated quantities of the Company’s proved reserves of oil and natural gas, future net income and discounted future net income, effective December 31, 2024, which appears in the Form 10-K, into the Registration Statement. The consents also provide for the consent of each of Weaver and Tidwell, L.L.P. and On Point Resources, Inc., to be listed under the heading “Experts” in the prospectus which forms part of the Registration Statement.

The updated consents discussed above are filed as Exhibits 23.1 and 23.2 hereto, and are incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
23.1	Consent of Weaver and Tidwell, L.L.P.
23.2	Consent of On Point Resources, Inc.
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

By:	/s/ Ryan Smith
Ryan Smith
Chief Executive Officer

Dated:	November 26, 2025